                                  Exhibit 4.28

      NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR STATE SECURITIES LAWS. NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE SECURITIES LAWS, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER SUCH LAWS IS AVAILABLE.


Warrant No.             STOCK PURCHASE WARRANT           No. of Shares 1,950,000
-----------                                              -----------------------

                  To Subscribe for and Purchase Common Stock of
                   AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

      THIS CERTIFIES that, for value received, SCHOEMANN VENTURE CAPITAL, L.L.C. (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC., a Nevada corporation (hereinafter called the "Company"), at the price hereinafter set forth in Section 2, up to 1,950,000 fully paid and non-assessable shares (the "Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock").

      1. Definitions. As used herein the following term shall have the following meaning:

      "Act" means the Securities Act of 1933, as amended, or a successor statute thereto and the rules and regulations of the Securities and Exchange Commission issued under that Act, as they each may, from time to time, be in effect.

      2. Purchase Rights. The purchase rights represented by this Warrant shall be exercisable by the Holder in whole or in part commencing on date hereof. The purchase rights represented by this Warrant shall expire five (5) years from the date hereof. This Warrant may be exercised for Shares at a price of twenty-five cents (US$0.25) per share, subject to adjustment as provided in Section 6 (the "Warrant Purchase Price").

      3. Exercise of Warrant. Subject to Section 2 above and the further provisions of this Section 3, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by check, of an amount equal to the Warrant Purchase Price per share multiplied by the number of Shares then being purchased or via "cashless exercise" as provided hereinafter. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, but in no event later than ten (10) business days from the date of exercise, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

      The Company has agreed, and does hereby covenant to, use its best faith efforts to have all of the Shares registered under the Act such that upon exercise of this warrant, the Holder shall receive the Shares free from any and all restrictions on transfer or sale, including, but not limited to, restrictions imposed by Rule 144 under the Securities Act of 1933, as amended. If a registration statement pertaining to the Shares is not declared effective by the United States Securities and Exchange Commission ("SEC") by June 20, 2000, at any time thereafter, the warrant holder, whether the undersigned or otherwise, in lieu of any cash payment required hereunder, shall have the right to exercise the warrants in whole or in part by surrendering the warrants in exchange for the number of shares of the Company's common stock equal to (x) the number of shares as to which the warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the common stock less the exercise price of the warrants being exercised, and the denominator of which is such Market Price. The term "Market Price" means the average of the closing sale price per share of the common stock on the principal stock exchange or market on which the common stock is then quoted or traded on each of the ten (10) consecutive trading days preceding the date on which written notice of election to exercise the warrants has been given to the Company (a "cashless exercise"). If the warrant holder opts for a cashless exercise of the warrants, no other consideration shall be paid to the Company, other than surrendering the warrant itself, nor will there be paid any commission or other remuneration to any other person or entity by the warrant holder. In the event that the warrant holder is not permitted to "tack" the holding period of the warrants to the holding period of the common stock received upon the cashless exercise for purposes of satisfaction of the holding period requirements of Rules 144(d)(3)(ii) and 144(k) under the Securities Act of 1933, as amended, for whatever reason and there is no presently filed registration statement effective as to the shares received or to be received through the cashless exercise of this Warrant, the Company shall, upon receipt of the written request of the warrant holder, promptly prepare and file a registration statement with the SEC with respect to all of the shares underlying this warrants.

      4. Shares to be Issued; Reservation of Shares. The Company covenants that the Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance in accordance herewith, be fully paid and non-assessable, and free from all liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

      5. No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.

      6. Adjustments of Warrant Purchase Price and Number of Shares. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Warrant.

      7. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the Shares so purchased. Notwithstanding the foregoing, the Company agrees to transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company concurrently with the distribution thereof to the shareholders. Upon valid exercise of this Warrant and payment for the Shares so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

      8. Sale or Transfer of the Warrant and the Shares; Legend. The Warrant and the Shares shall not be sold or transferred unless either (i) they first shall have been registered under applicable securities laws, or (ii) such sale or transfer is exempt from the registration requirements of such laws. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Shares shall bear a legend substantially in the following form, as appropriate:

      THE SHARES EVIDENCED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER APPLICABLE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION UNDER APPLICABLE SECURITIES LAWS.

      The Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

      9. Modifications and Waivers. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

      10. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the

Company or in the case of the Company, at the address indicated therefor on the signature page of this Warrant, or, if different, at the principal office of the Company.

      11. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

      12. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

      13. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

      IN WITNESS WHEREOF, AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC. has caused this Warrant to be executed by its officer thereunto duly authorized.

ORIGINAL ISSUANCE EFFECTIVE AS OF: December 20, 1999.

                      AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.


                      /s/ D.G. Brandano
                      -----------------------------------------
                      By: Daniel G. Brandano, President

                      Address: Affinity International Travel Systems, Inc.
                               100 Second Avenue South, Suite 1100 South
                               St. Petersburg, FL 33701

                                    EXHIBIT A


                               NOTICE OF EXERCISE


      To: AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC.

      1. The undersigned hereby elects to purchase _________ shares of Common Stock of AFFINITY INTERNATIONAL TRAVEL SYSTEMS, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

      2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

      3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (1) they first shall have been registered under applicable securities laws or (ii) or an exemption from applicable registration requirements is available.

      4. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.


                                          -------------------------------
                                          Name:

                                          Address:
                                                  -----------------------

                                                  -----------------------

                                                  -----------------------

                                          -------------------------------
                                          (Signature)

                                          -------------------------------
                                          (Date)